                               SERVICE AGREEMENT

                                    between

                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                       and

                                 PG ENERGY, INC.

                                  July 1, 1996

                    SERVICE AGREEMENT UNDER RATE SCHEDULE GSS

     THIS AGREEMENT entered into this 1st day of July 1996, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereafter referred to as "Seller", first party, and, PG ENERGY, INC., a(n) Pennsylvania corporation, hereinafter referred to as "Buyer", second party,

                                   WITNESSETH:

     WHEREAS, Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule GSS as set forth herein; and

     WHEREAS, pursuant to the terms of the Joint Stipulation and Settlement Agreement approved by the Federal Energy Regulatory Commission's ("Commission") Order dated July 16, 1993 in Docket Nos. RS92-86-003, RP92-108-000, and RP92-137
-000 which amended Seller's Certificate in Docket No. CP61-194, Seller and Buyer agreed to a twenty year contract term through March 31, 2013, as set forth in that Order, for the Storage Demand Quantity and Storage Capacity Quantity which are supported by service provided by CNG Transmission Corporation; and

     WHEREAS, pursuant to the terms of the Application to Amend Seller's Certificate, in Docket No. CP61-194, as approved by the Commission's Order dated June 13, 1996 in Docket No. CP96-226-000, Seller and Buyer agreed to the Storage Demand Quantity and Storage Capacity Quantity set forth in Article I hereof;

     NOW, THEREFORE, Seller and Buyer agree as follows:

                                   ARTICLE I
                             SERVICE TO BE RENDERED

     Subject to the terms and provisions of this agreement and of Seller's Rate Schedule GSS, Seller agrees to receive from Buyer for storage, inject into storage for Buyer's account, store, withdraw from storage (or cause to be injected into storage for Buyer's account, stored, and withdrawn from storage) and deliver to Buyer, quantities of natural gas as follows:

     To withdraw from storage or cause to be withdrawn from storage, transport and deliver to Buyer at the delivery points set forth below, the gas stored for Buyer's account up to a maximum quantity in any day of 54,620 Mcf, during the period beginning July 1, 1996 and ending on March 31, 2013, which quantity shall be Buyer's Storage Demand.

     To receive and store or cause to be stored up to a total quantity at any one time of 2,653,697 Mcf, during the period beginning July 1, 1996 and ending on March 31, 2013, which quantity shall be Buyer's Storage Capacity Quantity.

                                   ARTICLE II
                              POINT(S) OF DELIVERY

     The Point or Points of Delivery for all natural gas delivered by Seller to Buyer under this agreement shall be at or near:

(1) Dallas Meter Station, located at the intersection of State Route #115 and Leidy Line on south side of road adjacent to Natona Mills--western edge of Dallas, Luzerne County, Pennsylvania.

(2) Saylor Meter Station, located at junction of Saylor Avenue and Transco Pipeline, Plains Township, Luzerne County, Pennsylvania.

                    SERVICE AGREEMENT UNDER RATE SCHEDULE GSS
                                  (Continued)

(3) Wyoming Monument Meter Station, located on Seller's Leidy Line near Wyoming, Luzerne County, Pennsylvania.

(4) Muncy Meter Station, located at a point of connection of Seller's Leidy Line and Buyer's facilities near Muncy, Lycoming County, Pennsylvania.

(5) Old Lycoming Meter Station, located at a point of connection of Seller's Leidy Line and Buyer's facilities near the intersection of Legislative Route No. 41033 and Route 410 in Lycoming County, Pennsylvania.

(6) Shickshinny Meter Station, located at a point of connection on Seller's Leidy Line and Buyer's facilities near Salem Township, Luzerne County, Pennsylvania.

                                  ARTICLE III
                               DELIVERY PRESSURE

     Seller shall deliver natural gas to Buyer at the Point(s) of Delivery at a pressure(s) of: not less than fifty (50) pounds per square inch gauge, or at such other pressures as may be agreed upon in the day-to-day operations of Buyer and Seller.

                                   ARTICLE IV
                               TERM OF AGREEMENT

     This agreement shall be effective July 1, 1996 and shall remain in force and effect through March 31, 2013.

                                   ARTICLE V
                            RATE SCHEDULE AND PRICE

     Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule GSS and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time at the initiative of either party. Such rate schedule and General Terms and Conditions are by this reference made a part hereof.

                                   ARTICLE VI
                                 MISCELLANEOUS

     1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

     2. This agreement supersedes and cancels as of the effective date hereof the following contract(s):

          Any and all Service Agreements previously entered into between Buyer and Seller under Seller's Rate Schedule GSS.

     3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.


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

                   SERVICE AGREEMENT UNDER RATE SCHEDULE GSS
                                  (Continued)

     4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Pennsylvania.

     5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective Presidents or Vice Presidents thereunto duly authorized and have caused their respective corporate seals to be hereunto affixed and attested by their respective Secretaries or Assistant Secretaries the day and year above written.

                                        TRANSCONTINENTAL GAS PIPE LINE
                                        CORPORATION
                                        (Seller)
ATTEST:
[SEAL]

/s/ Randahl R. Cookle                   By /s/ Frank J. Ferazzi
-------------------------------------      -------------------------------------
Secretary                                  Frank J. Ferazzi
Randahl R. Cookle                          Vice President
Assistant Secretary                        Customer Service


ATTEST:                                 PG ENERGY, INC.
[SEAL]                                  (Buyer)


/s/ Sandra M. Stefanowiez               By /s/ Joseph F. Perugino
-------------------------------------      -------------------------------------
Asst. Secretary                         Title Vice President


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